Exhibit 10.34

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

DEFINED TERMS

EFFECTIVE DATE:	November 18, 2020

BUYER:	VINTAGE WINE ESTATES, INC, a California corporation

BUYER’S ADDRESS:	205 Concourse Blvd. Santa Rosa, CA 95403 Attn: Pat Roney Telephone: (707) 921-2802 Email: Pat@vintagewineestates.com

SELLER:	ZR WAVERLY OP, LLC a North Carolina limited liability company

SELLER’S ADDRESS:	c/o LRICO SERVICES, LLC 2416 East 37th Street North Wichita, KS 67219 Attn: Darrell D. Swank Telephone: (316) 617-2029 Email: darrell.swank@LRICO.com

PROPERTY:	That certain retail building and tasting room on two contiguous parcels located at 543-555 California 1, in Bodega Bay, California, as more particularly described on Exhibit A attached hereto.

PURCHASE PRICE:	$ 1,500,000.00

TITLE COMPANY and ESCROW HOLDER:	Fidelity National Title Company 600 Bicentennial Way, Suite 300 Santa Rosa, CA 95403 Attn: Dawn Coyle Telephone: (707) 524-9505 Email: dawn.coyle@fnf.com

CLOSE OF ESCROW:

The closing of the purchase and sale of the Property pursuant to this Agreement (“Close of Escrow”) will occur on or about December 1, 2020, or such other date as mutually agreed upon by the parties, but in no event later than December 31, 2020.

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CLOSING COST ALLOCATIONS:	Closing Costs will be allocated in accordance with Section 11.

The foregoing Defined Terms are incorporated by reference into the attached Agreement for Purchase and Sale and Joint Escrow Instructions.

BUYER (/s/ PR) AND SELLER (/s/DDS) AGREE

EXHIBITS:	Exhibit A	Legal Description — Property

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AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

This AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”), dated as of the Effective Date, is made between Seller and Buyer, who for valuable consideration received, agree as follows:

RECITALS

A.            Seller is the owner of those certain legal parcels of real property, which consist of:  (i) approximately 25,870 square feet of land in the aggregate (which are legally described on Exhibit A attached hereto), together with all easements, rights-of-way, privileges, and appurtenances pertaining thereto, including any right, title, and interest of Seller in and to any street adjoining any portion thereof (collectively, the “Legal Parcel”); (ii) all of Seller’s right, title, and interest in and to all structures, buildings, fixtures, parking areas, facilities, common areas, and other improvements currently constructed and located on the Legal Parcel, including one (1) retail building, which consists of approximately +/- 1,498 rentable square feet of commercial space, in the aggregate, and a parking lot containing +/- 15 parking spaces, together with all improvements and fixtures thereon including, without limitation, all machinery and mechanical, electrical, HVAC, life safety and plumbing systems used in the operation thereof (the “Improvements”).  The Legal Parcel and Improvements are hereinafter collectively referred to as the “Property.”

B.            Subject to the terms and conditions set forth herein, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property, on the terms, covenants, and conditions hereinafter set forth.

AGREEMENT

1.             PURCHASE PRICE.  The total consideration to be paid by Buyer to Seller for the Property shall be One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Purchase Price”).  Buyer will pay to Seller the Purchase Price for the Property in cash in full at Closing.  On or before the Close of Escrow, Buyer will deposit with Escrow Holder by immediately available federal wire transfer a sum equal to the Purchase Price, plus or minus its share of Closing Costs and Prorations described in Sections 11 and 12 below.

2.             [RESERVED].

3.             LEASE.  The Property is currently leased by Seller to Buyer pursuant to that certain Lease Agreement between the parties dated May 21, 2013 (the “Lease”).  Pursuant to the Lease, Buyer has had possession of the Property since the effective date of the Lease and has paid all expenses and taxes related to the Property during the term of such Lease.  The Lease will be terminated by the parties, effective as of the Closing Date, by a lease termination agreement in a form mutually agreed upon by the parties (the “Lease Termination”).

4.             TITLE.

4.1.         CONDITION OF TITLE AT CLOSE OF ESCROW, Upon the Close of Escrow, Seller shall convey marketable and insurable fee simple title to the Legal Parcel and Improvements, by duly executed and acknowledged grant deed (the “Grant Deed”).  Title to the Legal Parcel and the Improvements will be subject only to the following (collectively, the “Permitted Exceptions”):  (a) the lien for any current and non-delinquent real and personal property taxes; (b) any and all restrictions, covenants, conditions, reservations, easements, rights-of-way and other matters or conditions that are either of record, apparent upon an inspection, or revealed by the Survey (as defined below), if any, or reflected in the Title Report or on any supplemental Title Report, and are approved in writing by Buyer in accordance with Section 4.2; (c) any mechanics’ or other liens or other matters created by, consented to, Buyer or approved in writing by Buyer, or arising out of or in any way connected with Buyer’s possession of the Property; (d) applicable zoning and governmental regulations and ordinances; (e) any defects in or objections to title the Property, or title exceptions or encumbrances, arising by, through or under Buyer; and (f) the terms and conditions of this Agreement.  At the Close of Escrow, Seller will remove (i) all mortgages, deeds of trust, judgment and mechanics’ liens and other monetary claims and encumbrances on the Property that are not created by Buyer; (ii) real property tax liens and assessments that may become delinquent before Close of Escrow; and (iii) any exceptions or encumbrances to title that are created by Seller after the date of this Agreement in violation of the terms of this Agreement (collectively, the “Excluded Exceptions”).  All Excluded Exceptions shall be paid off, satisfied, discharged, cured and/or removed by Seller at or before the Close of Escrow, without the need for Buyer’s written disapproval therefor.

4.2.         APPROVAL OF CONDITION OF TITLE.  Within a reasonable time after the Effective Date, Seller shall obtain a preliminary title report on the Property from Title Company and copies of all exceptions set forth therein (the “Title Report”), and provide a copy to Buyer, with access to the printed exceptions.  At Buyer’s option and sole cost, Buyer may obtain a survey of the Land and Improvements by a licensed surveyor or civil engineer, containing such information as may be required to provide the basis for the Title Policy (the “Survey”).  Buyer shall give Seller written notice, not later than ten (10) Business Days after receipt of the Title Report, of those title matters, if any, shown in the foregoing documents that Buyer approves and those matters it disapproves (such notice being hereafter referred to as a “Title Notice” and the exceptions referenced therein as “Disapproved Exceptions”); provided, however, Buyer has no right to disapprove current non-delinquent tax liens or other title exceptions or encumbrances that are Permitted Exceptions.  The failure of Buyer to give Seller a Title Notice on or before ten (10) Business Days after receipt of the Title Report will be deemed Buyer’s approval of the Title Report and all matters referred to therein, other than the Excluded Exceptions.  In the event of termination of this Agreement because Buyer does not approve of the Title Report, Buyer will pay any escrow charges incurred and each party will be responsible for payment of its own costs and expenses, including attorneys’ fees and consultant’s expenses, incurred in connection with this Agreement.

4.3.         CURE OF DISAPPROVED EXCEPTIONS.

(a)           No later than ten (10) days after Seller receives a Title Notice from Buyer pursuant to Section 4.2 referencing such Disapproved Exceptions, Seller will give Buyer written notice (“Cure Notice”) of which Disapproved Exceptions, if any, it will either (i) remove from title or obtain an endorsement over, at Seller’s election and expense, or (ii) notify Buyer which Disapproved Exceptions it is unable or unwilling to attempt to cure.  If Seller gives notice pursuant to clause (i) above and fails to remove from title any such Disapproved Exceptions that Seller has committed to remove from title prior to the Close of Escrow, and Buyer is unwilling to take title to the Property subject thereto, such failure shall be deemed a Seller default.  If Seller fails to give Buyer a Cure Notice within the aforesaid five (5) days, it will be deemed an election by Seller not to cure any of the Disapproved Exceptions.  If Seller fails to deliver a Cure Notice, or the Cure Notice states that Seller is unable or unwilling to attempt to cure to the Disapproved Exceptions, then Buyer shall have until five (5) days after the receipt of the Cure Notice (or the date that the Cure Notice was due hereunder if Seller fails to deliver) to elect to proceed with the purchase and take the Property subject to such Disapproved Exceptions, or to terminate this Agreement.  If Buyer fails to give Seller notice of its election prior to the date specified in the preceding sentence, Buyer shall be deemed to have approved the condition of title to the Property, but subject to Seller’s obligations with respect to any Excluded Exceptions.  If Buyer elects to terminate this Agreement pursuant to this Section 4.3(a), Buyer will pay any escrow charges, and neither party shall have any further liability or obligations hereunder, except for any obligations of the parties hereunder that expressly state they will survive termination of this Agreement.

4.4.         TITLE INSURANCE.  Title to Buyer will be evidenced by either an ALTA or a CLTA Owner Extended Form Policy of Title Insurance, as determined by Buyer, in the amount of the Purchase Price, insuring fee simple title to the Property in Buyer and containing such endorsements as Buyer may reasonably require, subject only to the exceptions approved by Buyer pursuant to Sections 4.1, 4.2 and 4.3 above (the “Title Policy”).

5.             REPRESENTATIONS AND WARRANTIES.

5.1.         REPRESENTATIONS AND WARRANTIES OF SELLER.

(a)           Seller hereby represents, warrants, and covenants to Buyer as follows, all of which are true on the Effective Date and which will be true on the Closing Date, unless otherwise disclosed in writing to Buyer:

(i)            Organization and Authority of Seller.  Seller is, and at the Close of Escrow shall be, a limited liability company formed, validly existing and in good standing under the laws of the State of North Carolina with the full right, power and authority to execute, deliver, and perform this Agreement without the need for any approval, consent or filing which has not been or will not be obtained prior to the Close of Escrow, including, without limitation, any governmental approval, consent or filing, and the execution, delivery, and performance of this Agreement.  The execution and performance of this Agreement by Seller will not violate or constitute a breach under the terms of (a) any contract or other agreement to which the Property is subject or to which Seller is a party or by which the Property or Seller is bound, (b) any court order, injunction, stay, or similar matter to which Seller is subject or by which Seller or the Property is bound; or (c) any law, regulation, ordinance or ruling of any federal, state or local government, agency or board which has jurisdiction over Seller.

(ii)           Due Authorization.  This Agreement and all documents to be executed and delivered by Seller at or before the Closing Date are and on the Closing Date will be duly authorized, executed and delivered by Seller and arc and on the Closing Date will be valid, legal and binding obligations of Seller, subject to the bankruptcy laws and other laws applicable to creditors’ rights in general.

(iii)          Execution.  The parties executing this Agreement and any and all related documents have been validly authorized by Seller to sign on Seller’s behalf.

(iv)          FIRPTA.  Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(v)           OFAC.  Neither Seller nor, to Seller’s knowledge, any direct or indirect owner of Seller is (a) identified on the OFAC List (as hereinafter defined) or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States.  The term “OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any law, rule, regulation or Executive Order of the President of the United States, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.

As used herein, “to Seller’s actual knowledge,” “to the knowledge of Seller” and similar phrases shall mean to the current actual knowledge of Darrell D. Swank and Will Bakker (collectively, “Seller’s Representative”) only, without any duty of independent investigation or inquiry, and without any personal liability hereunder.  Actual knowledge shall not be deemed to exist merely be assertion by Buyer of a claim that any of the foregoing persons should have known of such facts or circumstances, if such person did not have actual knowledge such facts and circumstances, and such term shall not include the knowledge of any other person or firm, it being understood by Buyer that (i) Seller’s Representative was not involved in the operation of the Property before Seller’s acquisition of the Property, (ii) Seller’s Representative is not charged with knowledge of any of the acts or omissions of predecessors in title to the Property or the management of the Property before Seller’s acquisition of the Property, and (iii) Seller’s actual knowledge shall not apply to, or be construed to include, information or material which may be in the possession of Seller generally or incidentally, but of which Seller’s Representative does not have actual knowledge.  All representations and warranties contained in Section 5.1(a) shall be true and correct as of the Effective Date of this Agreement and on the Closing Date (but shall not survive thereafter).

5.2.         REPRESENTATIONS AND WARRANTIES OF BUYER.

(a)           Buyer hereby represents, warrants, and covenants as follows, all of which are true on the date hereof and which will be true on the Closing Date:

(i)            Organization, Authority.  Buyer is, and at the Close of Escrow shall be, a corporation formed, validly existing and in good standing under the laws of the State of California with the full right, power and authority to execute, deliver, and perform this Agreement without the need for any approval, consent or filing which has not been or will not be obtained prior to the Close of Escrow, including, without limitation, any governmental approval, consent or filing, and the execution, delivery, and performance of this Agreement.  Buyer has full right, power, authority, and ability to execute, deliver, and perform this Agreement.  This Agreement and all documents to be executed and delivered by Buyer at or before the Closing Date are and will be on the Closing Date duly authorized, executed and delivered by Buyer and are, and on the Closing Date will be, valid, legal and binding obligations of Buyer, subject to the bankruptcy laws and other laws applicable to creditors’ rights in general.

(ii)           Default.  The execution, delivery and performance of this Agreement by Buyer will not violate or constitute a breach under:  (a) the terms of any contract or other agreement to which Buyer is a party or by which Buyer is bound; (b) any court order, injunction, stay, or similar matter to which Buyer is subject or by which Buyer is bound; or (c) any law, regulation, ordinance or ruling of any federal, state or local government, agency or board which has jurisdiction over Buyer.

(iii)          Execution.  The parties executing this Agreement and any and all related documents have been validly authorized by Buyer to sign on Buyer’s behalf.

(iv)          OFAC.  Neither Buyer nor, to Buyer’s knowledge, any direct or indirect owner of Buyer is (a) identified on the OFAC List (as hereinafter defined) or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States.

(b)           Seller’s Reliance.  If Buyer becomes aware of any fact or circumstances that would change any of Buyer’s representations or warranties, then Buyer will immediately give notice of such changed fact or circumstance to Seller, in which event Seller may elect to terminate this Agreement, due to a failure of Seller’s condition precedent set forth in Section 9.1(a).

6.             AS-IS PURCHASE.

6.1.         AS-IS CONDITION.  SUBJECT ONLY TO SELLER’S REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS (DEFINED BELOW) AND BUYER’S OPPORTUNITY TO INSPECT THE PROPERTY, BUYER AGREES TO PURCHASE THE PROPERTY “AS IS”, “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON.  ANY WRITTEN OR ORAL INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS CONCERNING THE PROPERTY (“DISCLOSURES”) PROVIDED OR MADE AVAILABLE TO BUYER, ITS AGENTS OR CONSTITUENTS BY SELLER, SELLER’S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLER, SHALL NOT BE DEEMED REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS.  IN PURCHASING THE PROPERTY OR TAKING OTHER ACTION HEREUNDER, BUYER HAS NOT AND SHALL NOT RELY ON ANY SUCH DISCLOSURES, BUT RATHER, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 5.1 ABOVE, BUYER SHALL RELY ONLY ON BUYER’S OWN

INSPECTION AND POSSESSION OF THE PROPERTY.  BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS”.  BUYER ACKNOWLEDGES AND AGREES THAT IT HAS HAD POSSESSION OF THE PROPERTY FOR THE ENTIRETY OF THE TERM OF THE LEASE AND IS FAMILIAR WITH AND HAS PERSONAL KNOWLEDGE OF THE PROPERTY, AND IS RELYING ON THE SAME WITH RESPECT TO THIS PURCHASE.

6.2.         NO ADDITIONAL REPRESENTATIONS.  BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY DOCUMENTS DELIVERED PURSUANT TO THE TERMS HEREOF BY SELLER TO BUYER AT THE CLOSE OF ESCROW (“CLOSING DOCUMENTS”), SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY INCLUDING, WITHOUT LIMITATION, (A) THE NATURE, QUALITY OR PHYSICAL CONDITION OF THE PROPERTY, (B) THE CONSTRUCTION OF THE IMPROVEMENTS AND WHETHER THERE EXISTS ANY CONSTRUCTION DEFECTS THEREIN, (C) THE WATER, SOIL AND GEOLOGY OF THE PROPERTY, (D) THE INCOME TO BE DERIVED FROM THE PROPERTY, (E) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (F) THE COMPLIANCE OF OR BY THE PROPERTY OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR BODY HAVING JURISDICTION THEREOVER, (G) THE HABITABILITY OR FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE, (H) THE MARKETABILITY OF THE PROPERTY, (I) THE STATUS OR CONDITION OF ENTITLEMENTS PERTAINING TO THE PROPERTY, AND (J) ANY MATTER REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS MATERIALS, AS HEREINAFTER DEFINED.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER, UNLESS OTHERWISE REQUIRED BY LAW, IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES REGARDING ANY MATTER THAT MAY BE KNOWN TO SELLER.

6.3.         RELEASE.  BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND EXCEPT FOR SELLER’S REPRESEN¬TATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER’S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO.  UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, EXCEPT FOR SELLER’S REPRESEN¬TATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, AND THE EXPRESS INDEMNIFICATION PROVISIONS IN THIS

AGREEMENT OR IN ANY DOCUMENT ENTERED INTO BY SELLER PURSUANT TO THIS AGREEMENT, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER’S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECT OR OTHER PHYSICAL CONDITION (INCLUDING, WITHOUT LIMITATION, FUNGI, MOLD OR MILDEW) WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE OF CALIFORNIA OR ANY OTHER FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS MATERIAL WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WHATSOEVER REGARDING THE PROPERTY.  THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE AND OF WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASE OF SELLER.

IN THIS REGARD AND TO THE EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO BUYER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES CONTAINED HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON BY BUYER IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND SELLER’S AFFILIATES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES.  BUYER EXPRESSLY WAIVES THE BENEFITS OF CALIFORNIA CIVIL CODE SECTION 1542 AND ANY OTHER LAW THAT GENERALLY PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Seller:  (/s/DDS)    Buyer:  (/s/PR)

The provisions of this Section 6.3 shall survive any Closing or termination of this Agreement and shall not be merged into the Closing documents.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, BUYER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 6.3 SHALL NOT PERTAIN OR APPLY TO ANY CLAIM OR CAUSE OF ACTION BY BUYER AGAINST SELLER FOR A BREACH BY SELLER OF A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS.

“Hazardous Materials” or “Hazardous Substances” shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including, but not limited to, substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters; and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any environmental law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCBs), (I) urea formaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzine derivative (BTEX), and (M) petroleum byproducts.

7.             INDEMNIFICATION.  Buyer will indemnify and defend Seller against and hold Seller and its managers, members and agents harmless from any and all claims, causes of action, demands, liabilities, losses, and costs (including without limitation attorney’s fees and costs) arising out of or related to or operation of the Property on or after the Close of Escrow, except to the extent such matters arise from the gross negligence or willful misconduct of Seller or Seller’s breach of a representation or warranty contained in this Agreement.  This indemnification will survive the Close of Escrow.

8.             GRANT DEED.  Seller will convey the Property to Buyer by the Grant Deed.  The day that the Grant Deed is recorded with the Sonoma County Recorder’s Office (the “Official Records”) will be the “Closing Date.”

9.             CONDITIONS PRECEDENT.  In addition to the documents and funds that must be placed into Escrow prior to the Close of Escrow, the following are conditions precedent to the Close of Escrow:

9.1.         SELLER.  The following are conditions precedent to Seller’s obligation to proceed with the Close of Escrow:

(a)           Buyer’s representations and warranties set forth herein will be true and correct on the Closing Date; and

(b)           Buyer will have performed in all material respects all of Buyer’s covenants and agreements contained herein that are required to be performed by Buyer on or before the Close of Escrow.

9.2.         BUYER.  The following are conditions precedent to Buyer’s obligation to proceed with the Close of Escrow:

(a)           Seller’s representations and warranties set forth herein will be true and correct on the Closing Date;

(b)           The irrevocable commitment of the Title Company to issue the Title Policy to Buyer insuring Buyer’s good and indefeasible title to the Property in the amount of the Purchase Price subject only to the Permitted Exceptions, conditioned only upon payment of its regularly scheduled premiums therefor;

(c)           Seller will have performed in all material respects all of Seller’s covenants and agreements contained herein that are required to be performed by Seller on or prior to the Close of Escrow, including the delivery to Escrow the items described in Section 10.2(a) below; and

(d)           As of the Close of Escrow, no suit, action or other proceeding will be pending that seeks, nor will there exist any judgment the effect of which is, to restrain the purchase and sale of the Property.

9.3.         FAILURE OF SELLER’S CONDITION.  In the event that any condition set forth in Section 9.1 does not occur, except resulting from Seller’s breach of this Agreement, Seller may terminate this transaction upon written notice to Buyer and Escrow Holder.  In the event that Seller does not terminate this Agreement prior to the Close of Escrow, Seller will be deemed to have waived the condition.

9.4.         FAILURE OF BUYER’S CONDITION.  In the event that any condition set forth in Section 9.2 does not occur, except resulting from Buyer’s breach of this Agreement, Buyer, as its sole remedy (except as provided in Section 14.2 with respect to a default by Seller) may terminate this transaction upon written notice to Seller and Escrow Holder, and neither party shall have any further obligation to or rights against the other except as expressly provided in this Agreement.  In the event that Buyer does not terminate this Agreement prior to the Close of Escrow, Buyer will be deemed to have waived the condition (but without waiving Buyer’s rights under Section 14.2 if the failure of the condition is a result of Seller’s breach).

9.5.         CANCELLATION CHARGES.  In the event that this Agreement terminates as a result of a failure of condition for a reason other than the default of Buyer or Seller under this Agreement, the cancellation charges required to be paid to Escrow Holder and the Title Company shall be borne one-half (1/2) by Seller and one-half (1/2) by Buyer, and all other charges shall be borne by the party incurring same.  In the event this Agreement terminates because of the default of Buyer or Seller, the defaulting party shall pay all such cancellation charges.

10.          ESCROW.

10.1.       TIME.  No later than 12:00 p.m. Pacific Daylight Savings Time on the Close of Escrow, all documents and funds specified in this Section 10 must be deposited into Escrow and all conditions precedent specified in Section 9 above must be satisfied or waived by the appropriate party.  In no event will the Close of Escrow occur later than the date specified in the Defined Terms, unless as expressly provided in this Agreement or extended by the mutual written agreement of the parties.

10.2.       DOCUMENTS.  At or before the Close of Escrow, the parties must deposit into Escrow the funds and documents described below.

(a)           Seller will deposit the following:

(i)            The Grant Deed, duly executed and acknowledged in recordable form by Seller;

(ii)           A properly executed California Franchise Tax Board Form 593-C certifying that Seller has a permanent place of business in California or is certified to do business in California (the “Non-Foreign Certificate”);

(iii)          One (1) copy of the Lease Termination, executed by Seller;

(iv)          A duly executed certificate pursuant to Section 1445(b)(2) of the Internal Revenue Code, and on which Buyer is entitled to rely, certifying that Seller is not a “foreign person” within the meaning of Section 1445(f) (3) of the Internal Revenue Code; and

(v)           Such other documents and funds, including without limitation, an executed Seller’s closing statement setting forth the prorations and adjustments to the Purchase Price as required by Section 12 below, a standard owner’s affidavit, and any supplemental escrow instructions, as may be reasonably required of Seller by the Title Company to close the transaction and issue the Title Policy in accordance with this Agreement, provided such Escrow Instructions are consistent with the terms and conditions of this Agreement.

(b)           Buyer will deposit the following:

(i)            The Purchase Price, plus or minus Buyer’s portion the Closing Costs and prorations per this Agreement;

(ii)           One (1) copy of the Lease Termination, executed by Buyer; and

(iii)          Such other documents and funds, including without limitation, an executed Buyer’s closing statement setting forth the prorations and adjustments to the Purchase Price as required by Section 12 below, and supplemental escrow instructions, as may be reasonably required of Buyer by Title Company to close the transaction in accordance with this Agreement, provided such Escrow Instructions are consistent with the terms and conditions of this Agreement.

10.3.       PROCEDURE.  Escrow Holder will close Escrow as follows (the “Escrow Instructions”):

(a)           Date all undated documents as of the Closing Date;

(b)           Record the Grant Deed in the Official Records and deliver conformed copies thereof to Buyer and Seller;

(c)           Deliver to Seller the Purchase Price, minus Seller’s share of Prorations and Closing Costs; and

(d)           Deliver to Buyer the Title Policy in the amount of the Purchase Price showing title to the Property vested of record in Buyer with such endorsements as Buyer reasonably requires.

10.4.       ESCROW INSTRUCTIONS.  This Agreement will serve as escrow instructions and an executed copy of this Agreement will be deposited by Seller and Buyer with Escrow Holder following the execution and delivery hereof.  The parties agree to execute for the benefit of Escrow Holder such additional escrow instructions as required, provided that the additional escrow instructions do not change the terms of this Agreement.  Seller and Buyer hereby designate the Escrow Holder as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Internal Revenue Code.

11.          CLOSING COSTS.

County Transfer Tax:	Seller
Escrow Fees:	Split equally
Recording Fees:	Split Equally
Standard Owner’s Title Policy:	Seller
Extended Title Coverage and Endorsements requested by Buyer:	Buyer
Survey:	Buyer
Sales, use, intangibles and all other taxes on personal property being transferred to Buyer, if any:	Buyer

Any Closing Costs and fees not specified above shall be shared in accordance with local custom of Sonoma County, California.  In addition, subject to Section 16.1, each party will pay outside of escrow all legal and professional fees and costs of attorneys and other consultants and agents.

12.          PRORATIONS.

12.1.       GENERAL.  Subject to the terms of this Section 12, all revenues and all expenses of the Property shall be prorated on the basis of a 365-day year and apportioned as of 12:01 a.m. on the Closing Date, so that Seller shall bear all taxes and expenses with respect to the Property (which shall be reimbursed by Buyer pursuant to the Lease) and shall have the benefit of all income with respect to the Property through and including midnight of the day preceding the Closing Date.  Any revenue or expense amount that cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties’ reasonable estimates of such amount and shall be the subject of a final proration as soon thereafter as the precise amounts can be ascertained, but except for any prorations of real estate taxes and assessments as provided in Section 12.2 below, in no event to exceed three (3) months after the Closing Date.  Any dispute related thereto will be settled by a certified public accountant mutually acceptable to Buyer and Seller.  A statement setting forth such agreed prorations as of the Closing Date will be delivered to Escrow Holder.

12.2.       PAYMENT OF ADJUSTMENTS TO PRORATIONS.  Either party owing the other party a sum of money based on adjustments made to prorations after the Closing Date shall promptly pay that sum to the other party, together with interest thereon at the rate of ten percent (10%) per annum to the date of payment if payment is not made within thirty (30) days after mutual agreement of the undisputed amount due.

12.3.       INSURANCE POLICIES.  Premiums for casualty and liability insurance will not be prorated and Buyer will obtain its own insurance coverage, effective as of the Closing Date.

The terms of this Section 12 shall survive the Close of Escrow and not be merged therein.

13.          [RESERVED]

14.          DEFAULT.

14.1.       DEFAULT BY BUYER.  IF THE TRANSACTION CONTEMPLATED HEREIN IS NOT CONSUMMATED BY THE CLOSE OF ESCROW AS A RESULT OF ANY DEFAULT OF BUYER, AND IF THAT BUYER’S DEFAULT IS NOT CAUSED BY A DEFAULT OF SELLER, AS SELLER’S SOLE REMEDY AND RELIEF, SELLER HAS THE RIGHT TO TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, AND WITHOUT FURTHER OBLIGATION OF BUYER, ESCROW HOLDER WILL RELEASE THE DEPOSIT TO SELLER WITHOUT FURTHER INSTRUCTION, THE PARTIES AGREE THAT SELLER’S ACTUAL DAMAGE AS A RESULT OF BUYER’S DEFAULT WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, AND THE DEPOSIT IS THE BEST ESTIMATE OF THE AMOUNT OF DAMAGE SELLER WOULD SUFFER AS A RESULT OF SUCH DEFAULT; PROVIDED, HOWEVER, THAT THIS PROVISION WILL NOT WAIVE OR AFFECT BUYER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT.  THE PAYMENT OF SUCH DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGED TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.  SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389.  THE PARTIES WITNESS THEIR AGREEMENT TO THIS LIQUIDATED DAMAGES PROVISION BY INITIALING THIS SECTION:

Seller:  (/s/DDS)    Buyer:  (/s/PR)

14.2.       DEFAULT BY SELLER.  In the event Seller fails to perform its obligations pursuant to this Agreement for any reason (except due to a failure of any Seller’s condition precedent set forth in this Agreement or any default of Buyer to perform hereunder), then Buyer shall elect, as its sole remedy, either to:  (i) terminate this Agreement by giving Seller and the

Escrow Holder timely written notice of such election prior to or upon the Closing Date, in which case Buyer shall be entitled to a reimbursement of the entire Deposit; or (ii) provided that Buyer has previously tendered full performance of all of its obligations under this Agreement, enforce specific performance of this Agreement, in which event there shall be no reduction of the Purchase Price and Buyer shall not be entitled to recover any damages (whether actual, direct, indirect, consequential, punitive or otherwise) notwithstanding such failure or breach by Seller, provided that Buyer shall be entitled to collect any awarded attorneys’ fees and costs pursuant to Section 16.5.  Buyer shall be deemed to have elected to terminate this Agreement pursuant to clause (i) hereinabove if Buyer fails to deliver to Seller written notice of its intent to commence an action to assert a claim for specific performance against Seller on or before ninety (90) days following the initially scheduled Closing Date, or having given such notice fails to commence such action asserting said claim on or before ninety (90) days following the initially scheduled Closing Date.  Notwithstanding the foregoing to the contrary, no notice of termination given by Buyer due to a default of Seller hereunder shall be of any force or effect if Seller cures the default within five (5) Business Days after Seller’s receipt of any such termination notice and prior to the Closing Date.  If Buyer duly elects to terminate or is deemed to have elected to terminate this Agreement pursuant to clause (i) hereinabove, then Buyer shall and hereby agrees in such event to waive any and all right to file or record any lis pendens or any other lien or encumbrance against the Property or to seek specific performance or other equitable relief or to seek or recover from Seller any damages (including, without limitation, any actual direct, indirect, consequential, punitive or other damages).  The foregoing remedies set forth in subsections (i) and (ii) hereinabove are Buyer’s sole and exclusive remedies with respect to Seller’s default prior to the Closing, and Buyer waives any and all other remedies as may be available at law or in equity in connection with such Seller’s default (subject, however, to Buyer’s right to recover attorneys’ fees and court costs pursuant to Section 16.5).  Any and all covenants and obligations of Seller and Buyer contained in this Agreement (including, without limitation, any default by Seller and Buyer of any such obligations and covenants) shall merge into the Deed and other Closing Documents upon the Closing, and shall not survive the Closing, except to the extent otherwise expressly provided in this Agreement.

Seller:  (/s/DDS)    Buyer:  (/s/PR)

15.          DAMAGE, DESTRUCTION AND CONDEMNATION.

15.1.       CASUALTY.  Seller shall maintain the Property between the date of this Agreement and the date of Closing in the same condition in which it existed as of the date of this Agreement, ordinary wear and tear excepted.  All risk of loss or damage to the Property by fire, windstorm, casualty or other cause is assumed by Seller until Closing.  Notwithstanding the foregoing, in the event of any substantial damage or other casualty to the Property (rendering more than 50% of the Property unusable) prior to Closing, Seiler shall immediately give notice of the same to Buyer, and Seller shall be entitled to cancel this Agreement or close hereunder without any reduction in the Purchase Price except that, in the event of a closing, Seller shall assign without recourse or warranty to Buyer any insurance proceeds payable to Seller with respect to such damage or casualty.  In the event Seller cancels this Agreement due to such damage or casualty, the parties shall be released of all further obligations hereunder.

15.2.       CONDEMNATION.  If any authority having the right of eminent domain shall commence legal action against Seller for the damaging, taking or acquiring of all or any part of the Property either temporarily or permanently, by condemnation or by exercise of the right of eminent domain, Seller shall be entitled to cancel this Agreement or close hereunder within any reduction in the Purchase Price, except that, in the event of a closing, Seller shall assign without recourse or warranty to Buyer any condemnation award payable to Seller with respect to such condemnation.  In the event Seller cancels this Agreement due to such condemnation, the parties shall be released of all further obligations hereunder and Buyer’s Earnest Money Deposit and any other deposit(s) made by Buyer together with any interest earned thereon shall be returned to the Buyer.  In the event this Agreement is terminated, Buyer shall not have any right to or interest in any award relating to the eminent domain or condemnation proceeding or settlement thereof.

16.          MISCELLANEOUS.

16.1.       BROKERAGE COMMISSION.  Each party to this Agreement represents and warrants to the other that no person or entity can legally claim a right to a real estate commission, finder’s fee or other real estate brokerage compensation based upon the acts of that party with respect to the transaction contemplated by this Agreement.  Seller shall have no obligation or liability for any third-party real estate commissions or compensation.  The parties will indemnify, defend (with counsel reasonably approved by the indemnified party), and hold each other harmless from any and all claims, actions, demands, liabilities, obligations, costs or expenses, including without limitation attorney’s fees and costs, arising out of or as a result of any claims from any broker, finder or other party for compensation in connection with this Agreement, except as set forth above.  The provisions of this Section 16.1 shall survive the Closing.

16.2.       ASSIGNMENT.  Buyer shall not assign its rights under this Agreement without first obtaining Seller’s prior written consent, which may be given or withheld in Seller’s sole and absolute discretion.

16.3.       NOTICES.  All notices, demands, consents, requests or other communications required or permitted to be given pursuant to this Agreement will be in writing, will be given only in accordance with the provisions of this Section 16.3, will be addressed to the parties in the manner set forth below, and will be conclusively deemed to have been properly delivered:  (a) upon receipt when hand delivered during normal business hours; (b) upon the sending of such transmissions when sent by email to the party at the email address set forth in the Defined Terms and below; (c) upon deposit in an authorized receptacle of the United States Postal Service as first-class, registered or certified mail, postage prepaid, with a return receipt requested; or (d) upon deposit with a nationally recognized overnight delivery service such as FedEx or United Parcel Service.  Notice given in accordance with the foregoing shall be deemed received as of the date received by the party to be notified if such notice is received by such party between the hours of 8:00 A.M. and 5:00 P.M. of any Business Day, with delivery made after such hours or on any date that is not a Business Day to be deemed received on the following Business Day.  For the purposes of notice, the addresses of Seller, Buyer, Escrow Holder and the Title Company shall, until changed as hereinafter provided, be as set forth in the Defined Terms.  A party may designate another address for notice purposes upon at least two (2) Business Days prior written notice to the other party pursuant to the provisions of this Section.

16.4.       SUCCESSORS.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, permitted assigns, and representatives.

16.5.       ATTORNEYS’ FEES.  If a dispute of any type arises, or an action is filed under this Agreement based in contract, tort or equity, or this Agreement gives rise to any other legal proceeding between any of the parties hereto, the prevailing party is entitled to recover from the losing party reasonable attorneys’ fees, costs and expenses, including, but not limited to, expert witness fees, accounting and engineering fees, and any other professional fees incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment.  The terms “attorneys” “fees,” “costs” and “expenses” includes, without limitation, fees and costs incurred in the following proceedings:  (1) mediations; (2) arbitrations; (3) bankruptcy proceedings; (4) appeals; (5) action for specific performance and post-judgment motions and collection actions; and (6) garnishment, levy and debtor examinations.  The prevailing party will also be entitled to attorneys’ fees and costs after any dismissal of an action.

16.6.       AMENDMENTS.  This Agreement is subject to amendment only by a writing that makes reference to this Agreement and is signed by all parties hereto.

16.7.       INTEGRATION.  This Agreement is the entire agreement between the parties regarding its subject matter and supersedes any prior oral or written agreements among them regarding the subject matter contained herein.

16.8.       SEVERABILITY.  If a court of competent jurisdiction finds any provision or portion thereof in this Agreement to be invalid, illegal, or otherwise unenforceable, that determination will not affect any other provision of this Agreement.  The invalid provision or portion thereof will be severed from this Agreement and all remaining provisions will continue to be enforceable by its terms and of full force and effect.

16.9.       WAIVER.  No waiver of any provision of this Agreement or consent to any action constitutes a waiver of any other provision of this Agreement or consent to any other action.  Except as expressly set forth in this Agreement to the contrary, no waiver or consent constitutes a continuing waiver or consent, or commit a party to provide a future waiver, unless such provision is expressly set forth in writing.  Any waiver given by a party will be void if the party requesting such waiver has not provided a full and complete disclosure of all material facts relevant to the waiver requested.

16.10.     BENEFIT OF COUNSEL REVIEW.  The parties acknowledge and agree that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party may be employed in the interpretation of this Agreement.

16.11.     COUNTING OF DAYS.  The time in which any act is to be done hereunder is computed by excluding the first day and including the last.  If the last day is a Saturday, a Sunday, or a federally recognized holiday (each, a “Non-Business Day”), then the date for performance will be extended to the next succeeding day that is not a Non-Business Day.

16.12.     CHOICE OF LAW.  This Agreement will be governed by and construed under the laws of the State of California.

16.13.     SURVIVAL.  The covenants, agreements, representations, indemnifications, and warranties made herein that expressly survive the Close of Escrow will survive the Close of Escrow.

16.14.     FURTHER ASSURANCES.  Each of the parties will execute and deliver any and all additional papers, documents, and other assurances, each in commercially reasonable form approved by the executing party, and will do any and all commercially reasonable acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of this Agreement, provided that such acts and things do not materially increase liability or cost to either party.

16.15.     HEADINGS AND CAPTIONS.  All captions and headings in this Agreement are for reference only and may not be used in the interpretation of this Agreement or any related document.

16.16.     TIME IS OF THE ESSENCE.  Time is of the essence of this Agreement and all terms, covenants, conditions and provisions set forth in this Agreement.

16.17.     EXHIBITS.  The Defined Terms and all exhibits and schedules attached to this Agreement are hereby incorporated into this Agreement as though fully set forth herein.

16.18.     COUNTERPARTS.  This Agreement may be executed in counterparts, each of which will constitute an original, but all of which together will constitute one (1) and the same instrument.  The parties agree that a signed copy of this Agreement transmitted by one party to the other party(ies) by electronic mail will be binding upon the sending party to the same extent as if it had delivered a signed original of this Agreement.

16.19.     ELECTRONIC SIGNATURES.  Facsimile and electronic signatures shall have the same legal effect as original signatures.  This Agreement and any other document contemplated by this Agreement may be accepted, signed or agreed to (subject to recording requirements for notarized and/or original documents) through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act (E Sign Act), Title 15, United States Code, Section 7001 et seq., the Uniform Electronic Transaction Act (UETA) and any applicable state law.

16.20.     CONFIDENTIALITY.

(a)           Buyer and Seller agree to keep confidential, and not publicly disclose, the existence and/or terms of this Agreement or the identity of the other party to this Agreement, provided, however notwithstanding anything to the contrary herein, both Seller and Buyer may disclose the existence and terms of the Agreement to:  (a) their employees, members, partners, shareholders, investors, lenders, respective consultants, agents, architects, independent contractors, attorneys, or surveyors associated with the purchase and sale of the Property, (b) any third party to whom the non-disclosing party to this Agreement has given their prior written consent for such a disclosure, (c) governmental, administrative, regulatory, or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements, (d) administrative or regulatory auditors in their investigations, examinations or reviews of Seller or Buyer, (e) as required by valid law or in connection with the Entitlements process in accordance with this Agreement, or (0 in connection with any litigation, mediation, arbitration or other legal or equitable proceeding between the parties to this Agreement.  Neither Buyer nor Seller shall make any public statement (including press releases, press or media statements, articles, case studies or any similar statement) regarding this Agreement or the terms and conditions set forth herein (each, a “Press Release”), without in each instance first obtaining the written consent of the other party, which may be granted or withheld in such party’s sole and absolute discretion.  The provisions of this Section 16.20(a) shall survive the Close of Escrow.

(b)           In connection with Treasury Regulation §1.6011-4 of the Internal Revenue Code of 1986, as amended, the Parties hereby agree that each Party (and each employee, representative, or other agent of such Party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

16.21.     DEFINED TERMS.  Buyer and Seller agree that the Defined Terms are hereby incorporated into this Agreement by reference.

16.22.     1031 EXCHANGE.  Buyer and Seller acknowledge that either party may wish to structure this transaction as a tax deferred exchange of like-kind property within the meaning of Section 1031 of the Internal Revenue Code.  Each party agrees to reasonably cooperate with the other party to effect such an exchange.

16.23.     BUSINESS DAY.  As used herein, the term “Business Day” shall mean a day that is not a Saturday, Sunday or legal holiday in the state where the Property is located.  In the event that the date for the performance of any covenant or obligation under this Agreement, or delivery of any notice, shall fall on a non-Business Day, the date for performance thereof shall be extended to the next Business Day.

[Remainder of page intentionally blank.  Signatures on page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Purchase and Sale and Joint Escrow Instructions in one or more counterparts, effective as of the Effective Date.

SELLER:

ZR WAVERLY OP, LLC,
a North Carolina limited liability company

By:	LRICO Services, LLC,
its Manager

	By:	/s/Darrell D. Swank
Darrell D. Swank, President

BUYER:

VINTAGE WINE ESTATES, INC.
a California corporation

By:	/s/Patrick Roney
Patrick Roney, President